UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2025 (September 29, 2025)

CANTOR EQUITY PARTNERS III, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42716	98-1576549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 East 59th Street

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 938-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	CAEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Directors.

Effective September 29, 2025, the board of directors (the “Board”) of Cantor Equity Partners III, Inc. (the “Company”) appointed Natasha Cornstein as a member of the Board. Ms. Cornstein will serve as a Class I director. Additionally, effective September 29, 2025, the Board appointed Ms. Cornstein as a member of the audit committee of the Board (the “Audit Committee”) and a member of the compensation committee of the Board (the “Compensation Committee”).

Natasha Cornstein is an accomplished executive with over two decades of leadership experience spanning operations, marketing, communications, and digital transformation. As Chief Executive Officer of Blushington Holdings Inc. and its predecessor company (“Blushington”) since 2016, Ms. Cornstein has led teams of over 100, set the strategic vision for the brand, and overseen its evolution from a national brick-and-mortar beauty services business to a cutting-edge, technology-driven beauty education platform and franchise business model. Under her leadership, Blushington successfully expanded its footprint and pioneered new digital strategies. Ms. Cornstein brings deep expertise in brand building, franchising, and omni-channel marketing, and has consistently driven growth through innovation and operational excellence. Ms. Cornstein is a recognized thought leader and passionate advocate for women in business, named a Beauty United Mentor for women of color in 2020 and honored as part of Glossy’s “Glossy 50” in 2020 for leadership in the beauty industry. Prior to Blushington, Ms. Cornstein served as Director of Brand Management at CIRCA (2012–2014), where she led the company’s global rebranding across digital and traditional platforms and represented the brand during its international expansion. From 2003 to 2012, Ms. Cornstein was Vice President of Client Services and Media Relations at Pinnacle Management Corp, a boutique agency representing NBA and international basketball players, where she directed client marketing strategies and high-impact media campaigns. In addition to her executive roles, Ms. Cornstein is the Founder of the Beauty & Wellness Forum, which convened over 100 CEOs across the industry to collaborate during the COVID-19 pandemic. She is also the Co-founder of the Courts of Dreams Foundation, a nonprofit restoring outdoor basketball courts in underserved New York City neighborhoods. Ms. Cornstein also previously served as a director of CF Acquisition Corp. V from January 2021 until consummation of its business combination with Satellogic, Inc. in January 2022 and as a director of CF Acquisition Corp. VII from December 2021 to December 2024 when it liquidated. Ms. Cornstein is a graduate of the CORO Fellows Program in Public Affairs and holds a B.A. in Latin American Studies from Washington University in St. Louis. We believe that Ms. Cornstein is qualified to serve as a member of the Board due to her extensive experience in business management.

In connection with the appointment of Ms. Cornstein, the Board approved the compensation to be paid to Ms. Cornstein for serving as a member of the Board of $50,000 per year, paid quarterly.

There are no family relationships between Ms. Cornstein and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2025

CANTOR EQUITY PARTNERS III, INC.

By:	/s/ Brandon Lutnick
Name:	Brandon Lutnick
Title:	Chief Executive Officer

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